UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2016

pSivida Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2016, pSivida Corp. (the “Company”) announced that the Company has appointed Nancy S. Lurker to serve as the Company’s President and Chief Executive Officer. Ms. Lurker succeeds Paul Ashton, who has served as the Company’s President and Chief Executive Officer since January 2009. Also effective September 15, 2016, the Board of Directors (the “Board”) of the Company appointed Ms. Lurker to serve as a director. Dr. Ashton resigned from employment with the Company and as a director of the Board, effective September 14, 2016. Dr. Ashton will be paid severance under the terms of his employment agreement with the Company.

Ms. Lurker, age 58, is a seasoned healthcare executive, with extensive experience in maximizing the potential of new therapies and successfully implementing innovative U.S. and global drug launches. From 2008 to 2015, Ms. Lurker served as President and Chief Executive Officer and a director of PDI, Inc., a NASDAQ-listed healthcare commercialization company now named Interpace Diagnostics Group, Inc. From 2006 to 2007, Ms. Lurker was Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG. From 2003 to 2006, she served as President and Chief Executive Officer of ImpactRx, Inc., a privately held healthcare information company. From 1998 to 2003, Ms. Lurker served as Group Vice President, Global Primary Care Products and Vice President, General Therapeutics for Pharmacia Corporation (“Pharmacia”), now a part of Pfizer, Inc. She also served as a member of Pharmacia’s U.S. executive management committee. Previously, Ms. Lurker spent 14 years at Bristol-Myers Squibb Company, rising from a sales representative to Senior Director, Worldwide Cardiovascular Franchise Management. Ms. Lurker serves as a member of the Board of Directors of the privately held Cancer Treatment Centers of America. Ms. Lurker previously served as a member of the Boards of Directors of Auxilium Pharmaceuticals, Inc. (NASDAQ: ENDP) from 2011 to 2015 and Mallinckrodt Pharmaceuticals, plc (NYSE: MNK) from 2013 to 2016, in addition to serving as a director of PDI, Inc. (NASDAQ: IDXG) from 2008 to 2015. Ms. Lurker received a B.S. in Biology from Seattle Pacific University and an M.B.A. from the University of Evansville.

There is no arrangement or understanding between Ms. Lurker and any other person pursuant to which Ms. Lurker was elected as the Company’s President and Chief Executive Officer or as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Ms. Lurker has a direct or indirect material interest. There are no family relationships between Ms. Lurker and any of the directors or officers of the Company or any of its subsidiaries.

In connection with Ms. Lurker’s appointment, the Company entered into an employment agreement with Ms. Lurker to commence employment with the Company on September 15, 2016 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Lurker will receive a base salary of $530,000 per year and will be eligible to receive an annual cash bonus targeted at 55% of her base salary, with the actual amount of the bonus based on Ms. Lurker’s performance and the Company’s achievement of performance goals established by the Board. In addition, subject to shareholder approval in accordance with Australian Securities Exchange Listing Rules, the Company will grant two equity awards to Ms. Lurker: (a) an option to purchase 850,000 shares of the Company’s common stock, which will vest and become exercisable as to 25% of the award on each of the first, second, third and fourth anniversaries of grant, and (b) performance stock units representing the right to receive up to 500,000 shares of the Company’s common stock based on achievement of specified target total shareholder returns, measured on the third anniversary of grant. Both awards will be made as inducement grants within the meaning of NASDAQ Listing Rule 5635(c).

If the Company terminates Ms. Lurker’s employment without “Cause” or Ms. Lurker terminates her employment for “Good Cause” (each as defined in the Employment Agreement), Ms. Lurker will be eligible for (a) continued payment of her base salary for 12 months following such termination, (b) her target annual bonus payable in equal installments during the salary continuation period and (c) provided Ms. Lurker timely elects COBRA coverage, a monthly payment equal to the portion of the monthly health premiums paid by the Company on behalf of Ms. Lurker and her eligible dependents immediately preceding such termination until the earlier of 12 months following such termination and the date on which Ms. Lurker and her eligible dependents become ineligible for COBRA coverage. Ms. Lurker also is entitled to accelerated vesting of certain equity-based grants upon a termination of her employment without “Cause” or for “Good Cause.”

In the event of any such termination within 18 months following a Change of Control (as defined in the Employment Agreement), Ms. Lurker will be eligible for (a) continued payment of her base salary for 18 months following such termination, (b) 150% of her target annual bonus payable in equal installments during the salary continuation period and (c) provided Ms. Lurker timely elects COBRA coverage, a monthly payment equal to the portion of the monthly health premiums paid by the Company on behalf of Ms. Lurker and her eligible dependents immediately preceding such termination until the earlier of 18 months following such termination and the date on which Ms. Lurker and her eligible dependents become ineligible for COBRA coverage. Ms. Lurker also is entitled to accelerated vesting and extended exercise of certain equity-based grants upon a termination of her employment without “Cause” or for “Good Cause” following a qualifying Change of Control.

The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2016.

A copy of the Press release announcing Ms. Lurker’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

By:	/s/ Lori Freedman
Lori Freedman
Vice President, Corporate Affairs, General Counsel and Secretary

Date: September 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 15, 2016.